SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                   MAY 7, 1997

                          GUARDIAN INTERNATIONAL, INC.
                 (Formerly Everest Security Systems Corporation,
            formerly Everest Funding Corporation, formerly Burningham
                               Enterprises, Inc.)
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             (Exact name of the registrant as specified in charter)

         NEVADA                     0-28490                   58-1799634
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(State of Incorporation)     (Commission File Number)   (I.R.S. Employer ID No.)

             3880 NORTH 28TH TERRACE, HOLLYWOOD, FLORIDA 33020-1118
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                    (Address of principal executive offices)
                         Telephone Number (954) 926-5200






                                      NONE

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             (Former name or address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 7, 1997 (the "Closing Date"), Guardian International, Inc. (the "Company") purchased approximately 2,200 customer contracts as well as certain other assets from Alarm Control, Inc. ("ACI" or "Seller"), an alarm installation and service company. The total purchase price was $2.2 million in cash, 50,000 shares of unregistered Class A Voting Common Stock of the Company ("Common Stock"), and an option issued to the Seller to purchase 100,000 shares of Class A Common Stock of the Company exercisable between January 1, 1998 and January 1, 2002 at an exercise price of $2.50 per share (the market price of the Common Stock on the Closing Date was $0.78). Of the $2.2 million cash, $2.1 million was paid to the Seller on the Closing Date, and $100,000 was held back by the Company so that any necessary post-closing adjustments to the purchase price could be made.

         In connection with the transaction, the Company's senior lender, Heller Financial, Inc., increased the Company's current credit facility from $7 million to $8 million to provide sufficient capital to fund the asset purchase.

         Terry E. Akins, President of ACI, has been appointed to serve as the Company's Chief Operating Officer and Vice President of Account Acquisitions pursuant to a four year employment agreement entered into pursuant to the terms of the Asset Purchase Agreement Dated May 7, 1997 by and among the Company, ACI, and Mr. Akins (the "Asset Purchase Agreement"). Additionally, Mr. Akins was elected to the Company's Board of Directors on May 15, 1997 (see Item 5. of this Form 8-K).

ITEM 5.  OTHER EVENTS

         On May 15, 1997, the Company's Board of Directors amended Paragraph 2,
Article III of the Company's Bylaws to increase the size of the Board of Directors from three to six members. Pursuant to the powers granted to the Board of Directors under Paragraph 8, Article III of the Company's Bylaws, the Board of Directors appointed the following individuals to fill the three vacancies thus created, to serve until the next annual meeting of the stockholders and until their successors are elected and qualified, or until their earlier resignation or removal from office:

                                            Ernest H. Dunham
                                            William Remington
                                            Terry E. Akins

         ERNEST H. DUNHAM

         Mr. Ernest R. Dunham has been a private investigator (licensed in the State of Florida) and security consultant since 1988. Between 1973 and 1988, Mr. Dunham served as Director of Security for Eastern Airlines. Between 1963 and 1973, approximately, Mr. Dunham was Director of Security for American Airlines. Between approximately 1953 and 1963, Mr. Dunham was a Special Agent of the Federal Bureau of Investigation. Mr. Dunham received a Bachelor of Science in Accounting from Hofstra University, New York in 1950.

         WILLIAM REMINGTON

         Mr. William Remington is a Canadian citizen and resident. For the past twenty-one years, Mr. Remington has been the Director General of the Town of Hampstead, Quebec, Canada. In addition, Mr. Remington has participated in the design and installation of central monitoring stations for alarm monitoring companies located in Montreal, Canada, Kingston, Jamaica, London, England, and Florida.

         TERRY E. AKINS

         Mr. Terry E. Akins has been appointed to serve as a director of the Company in accordance terms of the Asset Purchase Agreement. Additionally, Mr. Akins has been appointed to serve as the Company's Chief Operating Officer and Vice President of Operations pursuant to a four year employment agreement. Mr. Akins served as president of ACI, which he co-founded in 1970, between 1989 and May 1997. From 1970 to 1989, Mr. Akins served as Vice President of ACI. In addition, Mr. Akins has been active with local, state, and national alarm associations, having served in 1989 as President of The Alarm Association of Florida, an association he co-founded in 1970. Mr. Akins received a Bachelor of Science from the Georgia Institute of Technology in 1969.

ITEM 7 .  FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

2A     Asset Purchase  Agreement dated May 7, 1997 by and among Guardian     E-1
       International, Inc., Alarm control, Inc. and Terry E. Akins

       The exhibits and schedules listed below are not being filed with this Form 8-K but will be provided to the Commission upon request:

       Exhibit A - Service leasing and monitoring contracts purchased by the
                   Company
       Exhibit B - Vans and trucks purchased by the Company
       Exhibit C - Stock Option Agreement between the Company and Alarm
                   Control, Inc.
       Exhibit D - Purchase price allocation
       Exhibit E - List of subsidiaries and affiliates
       Exhibit F - List of residential and commercial subscriber accounts Exhibit G - List of sellers employees
       Exhibit H - Employment Agreement between the Company and
                   Terry E. Akins
       Schedule 4.5 - Encumbrances on assets
       Schedule 4.6 - Required consents
       Schedule 4.9 - Employment benefit plans

10A    Employment Agreement dated May 7, 1997 by and between Guardian       E-14
       International, Inc. and Terry E. Akins

10B    Option Agreement dated May 7, 1997 by and between Guardian           E-22
       International, Inc. and Alarm Control, Inc.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Guardian International, Inc.




SIGNATURE                        TITLE                                   DATE
---------                        -----                                   ----

/s/  Robert K. Norris            Senior Executive Vice President,   May 21, 1997
---------------------------         Chief Financial Officer
Robert K. Norris

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                                 EXHIBIT INDEX

EXHIBIT    DESCRIPTION
-------    -----------

2A Asset Purchase Agreement dated May 7, 1997 by and among Guardian International, Inc., Alarm control, Inc. and Terry E. Akins

10A Employment Agreement dated May 7, 1997 by and between Guardian International, Inc. and Terry E. Akins

10B Option Agreement dated May 7, 1997 by and between Guardian International, Inc. and Alarm Control, Inc.

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